                                                                   EXHIBIT 10.19

                                   EXECUTIVE
                                   ---------

                        SEVERANCE AGREEMENT AND RELEASE
                        -------------------------------

                                   RECITALS
                                   --------

     This Executive Severance Agreement and Release ("Agreement") is made by and between Peter C. Chen ("Employee") and PC Tel, Inc. ("Company"), collectively referred to as the ("Parties"):

  A.  Employee was employed by the Company as Chief Executive Officer

  B. The Company and Employee have entered into a Confidential and Proprietary Information Agreement (the "Confidentiality Agreement");

  C.  Employee resigned his position effective February 16, 2001
("Resignation Date"), but will continue in his position as a Director on the Board of Directors for PCTEL under the title "Honorary Chairman" until a successor is fully elected.

  D. The Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

     NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                   COVENANTS
                                   ---------

     1.  Consideration.
     -----------------
           (a) Commencing with the Resignation Date, the Company agrees to pay Employee a severance payment of one year's salary, which is Two Hundred and Seventy Thousand ($270,000) Dollars, in exchange for the covenants and releases herein.

           (b)  Payment.  The Company shall pay employee a severance payment of
                -------
$22,500 within 5 days of the Effective Date of this Agreement. Provided Employee does not breach any term or provision of this Agreement at any time within the 11 months that follow the end of the first month after the Resignation Date, on the tenth day of each month between March 10, 2001 and March 9, 2002, Employee shall receive an additional severance payment of $22,500. Thus, if within one year of the Resignation Date of this Agreement, Employee does not breach any term or provision of this Agreement, Employee shall receive a total severance payment of $270,000.

           (c) The Company will issue an Internal Revenue Service Form 1099 to Employee for the purpose of reporting the payments described in section 1(b).

           (d)  Vesting of Stock.  As of Employee's Resignation Date (February
                ----------------
16, 2001), Employee is fully vested in 782,187 shares of the Company's common stock and 161,146 unvested options shares are not yet exercisable . In further consideration for the covenants and releases contained in this Agreement, and contingent upon approval by the Company's Board of Directors, Company agrees that Employee's status as a "Service Provider" as defined in the Company's Stock Option Plan, shall continue uninterrupted for the next 12 months and Employee shall continue to vest in all current unvested options he has pursuant to any stock option agreement between Employee and Company for the next 12 months. Employee shall continue to be subject to the terms and conditions of the Company's Stock Option Plan and the applicable Stock Option Agreement between Employee and the Company. By continuing your participation in the PCTEL's Common Stock Option Plan it is further understood that you waive your participation in the 1998 Director Option Plan.

           (e)  Benefits.  Health benefit coverage for the Employee shall cease
                --------
as of February 28, 2001. Employee shall have the right to convert his health insurance benefits to individual coverage pursuant to COBRA, effective March 1, 2001. Should Employee elect COBRA coverage, the Company will pay the cost of said COBRA coverage for a period up to 12 months, or until March 2002.

           (f)  Life Insurance: Company will continue to cover the supplemental
                --------------
life policy (Key Man Policy) for a period of 6 months from the Effective Date of this Agreement.

     2.  Confidential Information.  Employee shall continue to maintain the
     ----------------------------
confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee, shall except for materials received in his capacity as an active member of the Board of Directors, return all of the Company's property and confidential and proprietary information in his possession to the Company on the Resignation Date of this Agreement.

     3.  Payment of Salary.  Employee acknowledges and represents that the
     ---------------------
Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the above noted payments and benefits are received.

     4.  Release of Claims. The Parties agree that the consideration set forth
     ---------------------
in this Agreement represents settlement in full of all outstanding obligations owed by one Party to the other . The Parties, on their own behalves, and on behalf of their respective heirs, family members, executors, officers, directors, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever releases the other Party, and the other Party's heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that they may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

           (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

           (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

           (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

           (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

           (e) any and all claims for violation of the federal, or any state, constitution;

           (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

           (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

           (h)  any and all claims for attorneys' fees and costs.

     The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, any stock option agreement entered into with Employee, or to the Company's obligation under its Indemnification Agreement with Employee, or to the Company's obligations to indemnify Employee pursuant to the Company's Articles of Incorporation, By-Laws, or as otherwise provided by law.

     5.  Acknowledgement of Waiver of Claims Under ADEA.  Employee acknowledges
     --------------------------------------------------
that he is waiving and releasing any rights he may have under the Age Discrimination in Employment

Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

           (a)  he should consult with an attorney prior to executing this
                                                   -----
Agreement;

           (b) he has up to twenty-one (21) days within which to consider this Agreement;

           (c) he has been advised in writing by the Company of the class, unit, or group of individuals covered by the severance program, and the job titles and ages of all individuals who participated and did not participate in the program;

           (d) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

           (e) this Agreement shall not be effective until the revocation period has expired; and

           (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

     6.  Civil Code Section 1542.  The Parties represent that they are not aware
     ---------------------------
of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     7.  No Pending or Future Lawsuits.  Employee and the Company represent that
     ---------------------------------
they have no lawsuits, claims, or actions pending in their names, or on behalf of any other person or entity, against the other or any other person or entity referred to herein. Employee and the Company also represents that they do not intend to bring any claims on their own behalf or on behalf of any other person or entity against the other or any other person or entity referred to herein.

     8.  Confidentiality.  The Parties acknowledge that Employee's agreement to
     -------------------
keep the terms and conditions of this Agreement confidential was a material factor on which all Parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, the consideration for this Agreement, and any allegations relating to the Company or his employment with the Company except as otherwise provided for in this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, financial advisors and family members who have a reasonable need to know of such Settlement Information.

     9.  No Cooperation.  Employee agrees he will not act in any manner that is
     ------------------
intended to damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

     10.  Non-Disparagement.  Employee and the Company agree to refrain from
     ----------------------
any defamation, libel or slander of the other or tortious interference with the contracts and relationships of the other .

     11.  Non-Solicitation.  Employee agrees that for a period of twelve (12)
     ---------------------
months immediately following the Resignation Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him or any other person or entity.

     12.  No Admission of Liability.  The Parties understand and acknowledge
     ------------------------------
that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

           (a) an admission of the truth or falsity of any claims heretofore made or

           (b) an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

     13.  Costs.  The Parties shall each bear their own costs, expert fees,
     ----------
attorneys' fees and other fees incurred in connection with this Agreement.

     14.  Tax Consequences.  The Company makes no representations or warranties
     ---------------------
with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

     15.  Indemnification.  The Parties agree to indemnify and hold harmless the
     --------------------
other from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the non - breaching Party arising out of the breach of this Agreement by the other, or from any false representation made herein by the other, or from any action or proceeding which may be commenced, prosecuted or threatened by the other or for the other's benefit, upon the other's initiative, or with the other's aid or approval, contrary to the provisions of this Agreement. The Parties further agrees that in any such action or proceeding, this Agreement may be pled by the non-breaching Party as a complete defense, or may be asserted by way of counterclaim or cross-claim.

     16.  Arbitration.  The Parties agree that any and all disputes arising out
     ----------------
of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.

     17.  Authority.  The Company represents and warrants that the undersigned
     --------------
has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     18.  No Representations.  Each Party represents that it has had the
     -----------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

     19.  Severability.  In the event that any provision hereof becomes or is
     -----------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

     20.  Entire Agreement.  This Agreement, and the Confidentiality Agreement,
     ---------------------
constitute the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and all prior representations, understandings, and agreements concerning the subject matter of this Agreement have been superseded by the terms of this Agreement.

     21.  No Waiver.  The failure of any Party to insist upon the performance of
     --------------
any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

     22.  No Oral Modification.  Any modification or amendment of this
     -------------------------
Agreement, or additional obligation assumed by either Party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties.

     23.  Governing Law.  This Agreement shall be deemed to have been executed
     ------------------
and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California.

     24.  Attorneys' Fees.  In the event that either Party brings an action to
     --------------------
enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

     25.  Effective Date.  This Agreement is effective eight (8) days after it
     -------------------
has been signed by both Parties, unless revoked by Employee within seven (7) days of execution.

     26.  Counterparts.  This Agreement may be executed in counterparts, and
     -----------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     27.  Voluntary Execution of Agreement.  This Agreement is executed
     -------------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

           (a)  They have read this Agreement;

           (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

           (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

           (d) They are fully aware of the legal and binding effect of this Agreement.



     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.




Dated:    2/15/01               By     /s/ Thomas A. Capizzi
      ----------------          ---------------------------------
                                Thomas A. Capizzi
                                Vice President. Human Resources &
                                Chief Administrative Officer

                                Peter C. Chen, an individual


Dated:    2/15/01                       /s/ Peter C. Chen
      ----------------           --------------------------------
                                 Peter C. Chen